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                                                                    EXHIBIT 23.2



Board of Directors
Veridian Corporation



We have issued our report dated April 19, 1999, accompanying the consolidated financial statements of Trident Data Systems, Inc. in the Registration Statement contained on Form S-8 for Veridian Corporation. We consent to the use of the aforementioned report in the Registration Statement referred to above. We also consent to the reference to us under the headings "Experts" in such Registration Statement.


/s/ Block, Plant, Eisner, Fiorito & Belak-Berger
Encino, California
September 13, 2002